UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(800) 432-4627

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Executive Officer Resignation.

Earlier this year, Lawrence J. Blanford, the current President and Chief Executive Officer of Green Mountain Coffee Roasters, Inc. (the “Company”), shared his plans with the Company’s Board of Directors (the “Board”) to retire from the Company on the earlier of December 31, 2013 and 90 days following the commencement of a replacement President and CEO’s employment. As described below, the Company has appointed Brian P. Kelley as its new President and CEO, effective December 3, 2012. Therefore, Mr. Blanford has tendered his resignation as the Company’s President and CEO effective as of that same date, but will remain an employee of the Company for an additional three months ending March 4, 2013, primarily to assist with this transition in management.

Mr. Blanford’s employment agreement provides that, for his services during the transition period between December 3, 2012 and March 4, 2013, he will continue to receive his current salary and coverage under the Company’s group health insurance plan. He will also be entitled to his annual cash bonus under the management short-term incentive plan, in the full amount that would have been earned but for his retirement, to be determined following the Company’s 2013 fiscal year and paid in accordance with the terms of the plan. Further, upon his retirement, all options that are vested on the date of his retirement shall remain exercisable for the two year period post-retirement and all unvested equity awards shall continue to vest according to their normal schedule over the two year period post-retirement, and then remain exercisable for the following two years. At the end of the two year period post-retirement, all then unvested options and restricted stock units will automatically vest and remain exercisable for the following two years.

Mr. Blanford will not be entitled to receive any severance compensation, whether as a result of the employment of Mr. Kelley as President and CEO or the expiration of Mr. Blanford’s employment with the Company.

Currently, Mr. Blanford remains as a Class III director of the Company.

(c)           Appointment of New Principal Executive Officer.

On November 20, 2012, the Company announced that effective December 3, 2013 (the “Effective Date”), Mr. Kelley will become the President and Chief Executive Officer of the Company and a member of the Board of Directors. Mr. Kelley is 51 years old and has not previously held any position or office with the Company.

Mr. Kelley joins the Company from Coca-Cola Refreshments. Mr. Kelley possesses extensive consumer product and category knowledge, as well as considerable operational and management experience, strong leadership skills and a personal approach to business that aligns with GMCR’s culture. Mr. Kelley was named President of Coca-Cola Refreshments in September 2012, to be effective January 1, 2013. Coca-Cola Refreshments is the Coke-Cola Company’s North America business unit with 68,000 employees.

Mr. Kelley has been Chief Product Supply Officer, Coca Cola Refreshments since October, 2010. In his prior role as President of North America Business Integration, he led the total integration of the acquisition of the North American assets of Coca-Cola Enterprises, combining Coca-Cola North America and Coca-Cola Enterprises’ North American operations into a new company, the Coca-Cola Refreshments.

In connection with this appointment on November 16, 2012, the Company and Mr. Kelley entered into an employment agreement pursuant to which Mr. Kelley will serve as the Company’s President and CEO for a four-year term, subject to earlier termination as provided in the agreement, commencing on December 3, 2012.  Mr. Kelley’s annual base salary will be $900,000 and he will have the opportunity to earn an annual cash bonus with a target of 100% of his annual base salary, with the actual amount of the bonus earned to be based on the achievement of certain financial performance goals to be established by the Board or its Compensation and Organizational Development Committee. Mr. Kelley will receive a one-time sign-on bonus of $600,000, which will be repayable by him if his employment is terminated by the Company for Cause or by him without Good Reason (each, as defined in the employment agreement) within the one-year period following his first day of employment. In order to defray the expense of Mr. Kelley’s relocation, he will receive $500,000, 50% of which will be paid to him within 30 days following his first day of employment, and 50% of which will be paid to him within 30 days following the date he sells his current primary home, subject to his remaining employed by the Company through the date of such sale.

Replacement Grant. As partial replacement of the equity that Mr. Kelley forfeited when he resigned from Coca Cola Refreshments, on or as soon as practicable following the Effective Date, Mr. Kelley will receive a one-time grant of performance shares (“Performance Shares”) having a value equal to approximately $3,000,000, with the number of shares subject to such award determined by dividing the award value by the average of the closing price of the Company’s common stock over the trailing 20 trading days beginning with the Effective Date, and a one-time grant of restricted stock units (the “Hire RSUs”) having a value equal to approximately $3,000,000, with the number of shares subject to such award determined by dividing the award value by the average of the closing price of the Company’s common stock over the trailing 20 trading days beginning with the Effective Date. Notwithstanding the foregoing, the maximum grant date value of each award, determined using the closing price of the Company’s common stock on the Effective Date, is $3,500,000 and the number of shares subject to each award, determined using the formulas above, will be subject to reduction so that the grant date value is not in excess of this specified maximum amount. The Performance Shares will be earned if the Company achieves certain pre-established financial targets, with 80% of the Performance Shares earned if the threshold level of performance is achieved, 100% of the Performance Shares earned if the target level of performance is achieved and 120% earned if the maximum level of performance is achieved. To the extent earned, 50% of the performance shares will vest following the end of the Company’s 2014 fiscal year and 50% will vest on the one-year anniversary of the initial vesting date, generally subject to Mr. Kelley’s continued employment. The Hire RSUs will vest in two equal annual installments on the second and third anniversaries of the date of grant, generally subject to Mr. Kelley’s continued employment. If Mr. Kelley’s employment terminates due to his death or is terminated by the Company without Cause or due to his disability or by him for Good Reason, all unearned or unvested Performance Shares, as the case may be, and all unvested Hire RSUs will become immediately vested as of the date of such termination. If Mr. Kelley’s employment terminates due to his voluntary termination (other than for Good Reason) or is terminated by the Company for Cause, any unvested Performance Shares and Hire RSUs shall be forfeited upon the effective date of such termination.

Long-term Incentive Grant. Mr. Kelley will also receive, on or as soon as practicable following his first day of employment, a grant of an option to purchase shares of common stock of the Company (the “Option”) having a value equal to approximately $2,400,000, with the number of shares subject to such award determined using the Black- Scholes valuation methodology and the average of the closing price of the Company’s common stock over the trailing 20 trading days beginning with the Effective Date and a grant of restricted stock units (the “RSUs”) having a value equal to approximately $600,000, with the number of shares subject to such award determined by dividing the award value by the average of the closing price of the Company’s common stock over the trailing 20 trading days beginning with the Effective Date. Notwithstanding the foregoing, the maximum grant date value of the Option, determined using the Black-Scholes valuation methodology and the closing price of the Company’s common stock on the Effective Date, is $2,800,000 and the maximum grant date value of the RSUs, determined using the closing price of the Company’s common stock on the Effective Date, is $700,000 and the number of shares subject to each award, determined using the formulas above, will be subject to reduction so that the applicable grant date value is not in excess of this specified maximum amount. The Options and RSUs will vest in four equal annual installments on each anniversary of the date of grant, in each case generally subject to Mr. Kelley’s continued employment. It is anticipated that Mr. Kelley’s next equity grant will not occur until on or in December 2013. If Mr. Kelley’s employment terminates due to his death or is terminated by the Company due to his disability, all unvested Options and the RSUs will become immediately vested as of the date of such termination. If Mr. Kelley’s employment is terminated by the Company without Cause or by him for Good Reason, a pro rata portion of the unvested Options and RSUs will vest as of the date of termination. If Mr. Kelley’s employment terminates due to his voluntary termination (other than for Good Reason) or is terminated by the Company for Cause, any unvested Options and RSUs will be forfeited upon the effective date of such termination.

Mr. Kelley’s employment agreement provides that, if Mr. Kelley’s employment is terminated due to his death or is terminated by the Company due to his disability, he will be entitled to receive a pro-rata bonus for the year in which termination occurs, based on actual performance. If his employment is terminated by the Company without Cause or by Mr. Kelley for Good Reason, in exchange for the execution of a release of claims in favor of the Company, Mr. Kelley will be entitled to receive severance in an amount equal to the sum of 1.5 times his annual base salary and 1.5 times his annual target bonus, payable in equal installments during the 12-month period following the date of such termination. He is also entitled to receive a pro-rata bonus for the year in which such termination occurs, based on actual performance, as well as the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, 12 months.

Mr. Kelley’s employment agreement also provides that if his employment is terminated by the Company without Cause or by him for Good Reason within the three-month period prior to or the 12-month period following a change of control, in lieu of the severance described above and in exchange for the execution of a release of claims in favor of the Company, he will be entitled to severance in an amount equal to the sum of two times his annual base salary and the greater of (a) the average annual bonuses paid to him by the Company in the three most recent fiscal years ended prior to the date of termination or the change of control, if greater or (b) his target annual bonus, generally payable in equal installments during the 12 month period following the date of such termination, with the timing of such payments subject to certain exceptions if his employment is terminated prior to the change of control. He is also entitled to a pro-rata bonus for the year in which termination occurs, based on target performance, the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, 12 months, and the acceleration of vesting and/or exercisability of any outstanding equity awards he holds at the time of such termination of employment (or at the time of such change in control, if Mr. Kelley’s employment is terminated within the three-month period prior to such change in control).

Mr. Kelley will not be entitled to a so-called golden parachute tax gross-up payment. If any amounts payable to him are subject to the excise tax imposed in connection with certain change in control payments, he will either receive the full amount of such payments or a reduced amount, whichever results in the greater net-after tax amount of payments to him.

Mr. Kelley will be subject a covenant to not compete with the Company or solicit Company customers or employees during and for 18 months following termination of employment and will also be subject to a confidentiality covenant during and following his employment.

The foregoing description of Mr. Kelley’s employment agreement and the agreements evidencing Performance Shares, the Hire RSUs, the Option and the RSUs is not intended to be complete and is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.1 to, and is incorporated by this reference into, this Current Report.

In connection with Mr. Kelley’s appointment to the Board, the Board will increase the number of directors of the Company from nine to ten. Mr. Kelley will stand for election to the Board at the Company’s next Annual Meeting of Stockholders.

Except for Mr. Kelley’s employment agreement described in this Current Report, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Kelley has a direct or indirect material interest.

There are no family relationships between Mr. Kelley and any of the directors or officers of the Company or any of its subsidiaries.

A copy of the press release announcing Mr. Blanford’s resignation and Mr. Kelley’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1

Employment Agreement dated as of November 16, 2012 between Green Mountain Coffee Roasters, Inc. and Brian P. Kelley (including Performance Shares, Hire RSU, Option and RSU Agreements, attached thereto).

99.1	Press release issued on November 20, 2012 announcing the appointment of Brian P. Kelley to succeed Lawrence. J. Blanford as the Company’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Howard Malovany
Howard Malovany
Vice President, Corporate General Counsel and Secretary

Date: November 20, 2012

Index to Exhibits

Exhibit No.	Description

10.1

Employment Agreement dated as of November 16, 2012 between Green Mountain Coffee Roasters, Inc. and Brian P. Kelley (including Performance Shares, Hire RSU, Option and RSU Agreements, attached thereto).

99.1	Press release issued on November 20, 2012 announcing the appointment of Brian P. Kelley to succeed Lawrence. J. Blanford as the Company’s President and Chief Executive Officer.